Exhibit 99

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FOR IMMEDIATE RELEASE
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Date:    July 14, 2003
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Contact: Leigh J. Abrams, President and CEO        INDUSTRIES INCORPORATED
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Phone:   (914) 428-9098  Fax: (914) 428-4581
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E Mail:  Drew@drewindustries.com
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                      Drew Industries' Corporate Governance
              Scores in 98th Percentile of Russell 3,000 Companies
     RV and manufactured housing parts supplier receives a high score from independent researcher

WHITE PLAINS, NY - JULY 14, 2003 - Drew Industries Incorporated (AMEX: DW) today announced it has received high marks for its corporate governance policies from one of the nation's leading governance advocates. Institutional Shareholder Services, Inc. (ISS), a Rockville, Md.-based independent research firm that advises institutional investors, rated Drew in the 98th percentile of all companies listed in the Russell 3,000 Index.

Drew Industries, a White Plains, N.Y.-based recreational vehicle and manufactured housing products maker, said it has been notified that the Company's Corporate Governance Quotient(TM) (CGQ(TM)) outperformed 98.4 percent of the Russell 3,000 companies, according to ISS. The CGQ is an independent rating system designed to assist investors in evaluating the corporate governance structures of publicly traded companies.

ISS used 61 rating criteria in the CGQ scoring system for the Russell 3,000 Index companies. The rating issues are divided into eight categories: board issues, audit issues, charter and bylaws, state of incorporation, executive and director compensation, qualitative factors, ownership and director education.

Leigh J. Abrams, President and CEO of Drew, said: "We are extremely pleased to be recognized by ISS for our corporate governance policies. Drew's board has a history of strong corporate governance policy, and it has been quick and diligent in reaffirming our commitment to shareholders through policies and procedures that uniformly benefit and protect all shareholders. We have a strong and independent board of directors that takes its duties to the company seriously, and will continue to hold itself to the highest standards of corporate governance. "

About Drew Industries

Drew, through its wholly-owned subsidiaries, Kinro, Inc. and Lippert Components, Inc., supplies a broad array of components for RVs and manufactured homes. Manufactured products include aluminum and vinyl windows and screens, doors, chassis, chassis parts, chassis slide-out systems, and bath and shower units. From 40 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

About ISS

Institutional Shareholder Services, Inc. is the world's leading provider of proxy voting and corporate governance services. ISS serves more than 950 institutional and corporate clients worldwide with its core business-- analyzing proxies and issuing informed research and objective vote recommendations for more

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DREW INDUSTRIES / Page 2

than 10,000 U.S. and 12,000 non-U.S. shareholder meetings each year.

ISS also offers director education courses and encourages companies to adhere to strict corporate governance policies in the interest of shareholders.

Forward Looking Statements

This press release contains certain statements, including the Company's plans and expectations regarding its operating strategy, products and costs, and its views of the prospects of the recreational vehicle and manufactured housing industries, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Act of 1995. These forward-looking statements reflect the Company's views, at the time such statements were made, with respect to the Company's future plans, objectives, events and financial results, such as revenues, expenses, income, earnings per share, capital expenditures, and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, raw material costs (particularly aluminum, vinyl, steel, glass, and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, interest rates, and adverse weather conditions impacting retail sales. In addition, general economic conditions and consumer confidence may affect the retail sale of RVs and manufactured homes.

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